UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 2, 2005

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-16317	95-4079863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 BUFFALO SPEEDWAY, SUITE 960

HOUSTON, TEXAS 77098

(Address of principal executive offices)

(713) 960-1901

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In connection with the acquisitions described in Item 2.01 below, which were completed on September 2, 2005, the limited liability company agreements of each of Republic Exploration LLC (“REX”) and Contango Offshore Exploration LLC (“COE”), limited liability companies owned in part by subsidiaries of Contango Oil & Gas Company (together with its subsidiaries, the “Company”), were amended to, among other things, admit Centaurus Oil and Gas, LP (“Centaurus”) as a new member of each of REX and COE, reflect the current membership interests of the members, and restrict the ability of Centaurus and its affiliates to use certain seismic data provided to REX and COE.

The Amendment to Limited Liability Company Agreement and Additional Agreements of REX, dated as of September 1, 2005 (the “REX Amendment”), was entered into among Fairfield Industries Incorporated, Juneau Exploration, L.P. (“JEX”), Centaurus, and REX Offshore Corporation (“REX Offshore”), a wholly-owned subsidiary of the Company. The First Amendment to Limited Liability Company Agreement and Additional Agreements of COE, dated as of September 1, 2005 (the “COE Amendment”), was entered into among JEX, Centaurus, and COE Offshore, LLC (“COE Offshore”), a wholly-owned subsidiary of the Company.

Copies of the REX Amendment and COE Amendment are attached hereto as Exhibits 10.2 and 10.4, respectively, and each is incorporated by reference into this Item 1.01.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 2, 2005, the Company acquired an additional 9.4% in each of its two partially-owned offshore Gulf of Mexico exploration subsidiaries, REX for $5.6 million and COE for $1.9 million, for a total expenditure of $7.5 million. Both interests were purchased from JEX, which prior to the sale, owned 33.3% of each of REX and COE. As a result of these two purchases, the Company’s equity ownership interest in REX has increased from 33.3% to 42.7% and in COE from 66.7% to 76.1%. The purchases were financed from the Company’s existing cash on hand. Following the acquisition, the Company has approximately $29.1 million of remaining cash, cash equivalents and short term investments and no debt.

Centaurus, an independent third party, also purchased a 9.4% interest in both REX and COE from JEX for the same total purchase price of $7.5 million. JEX will continue in its capacity as the managing member of both REX and COE and following these two sales, now owns a 14.6% interest in both REX and COE.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The following is a list of exhibits filed as part of this Form 8-K. Where so indicated by footnote, exhibits, which were previously filed, are incorporated by reference.

Exhibit No.	Description of Document
2.1	Purchase and Sale Agreement, by and between JEX and REX Offshore, dated as of September 1, 2005.

2.2	Purchase and Sale Agreement, by and between JEX and COE Offshore, dated as of September 1, 2005.

10.1	Limited Liability Company Agreement of REX, dated August 24, 2000.

10.2	Amendment to Limited Liability Company Agreement and Additional Agreements of REX, dated as of September 1, 2005.

10.3	Limited Liability Company Agreement of COE, dated November 1, 2000.

10.4	First Amendment to Limited Liability Company Agreement and Additional Agreements of COE, dated as of September 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: September 8, 2005	By:	/s/ KENNETH R. PEAK
Kenneth R. Peak
Chairman and Chief Executive Officer